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                                                                    Exhibit 10.2


                        BRAND SALE AND LICENSE AGREEMENT





BETWEEN:  Omniscent Corp.
                                       a Florida corporation



                                       "SELLER/LICENSOR"



                                       AND



                                       Nimbus Group Inc.,
                                       a Florida corporation



                                       "BUYER/LICENSEE"



TRADEMARKS:                            CARA MIA,



PRODUCT CATEGORIES:                    Men's and Women's Fragrances,
                                       Skin Care Products, Bath and Related
                                       Personal Care Beauty Products



TERRITORY:                             Worldwide



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                          BRAND SALE/LICENSE AGREEMENT


         THIS TRADEMARK LICENSE AGREEMENT (this "Agreement"), is made and entered into this 1st day of May, 2003, by and between Omniscent Corp. a Florida Corporation (hereinafter referred to as "Seller/Licensor"), and Nimbus Group Inc., a Florida corporation. (hereinafter referred to as "Buyer/Licensee").

         In consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge by signing this Agreement, the parties agree as follows.

                                   BASIC TERMS

         1. BRAND. As used in the Agreement, "Trademark" means the Trade name CARA MIA, and any derivative thereof used by Licensor.

         2. LICENSED PRODUCTS. As used in this Agreement, "Licensed Products" means scented items intended to be rubbed, poured, sprinkled or sprayed upon or otherwise applied to the human body for cleansing, beautifying, promoting attractiveness or altering the appearance, including, but not limited to, toilet water, colognes, perfumes, body powder, moisturizers, deodorants, soap, bath salts and other related personal care beauty products, manufactured by or on behalf of Licensee pursuant to this Agreement. Notwithstanding the foregoing, until such time as Licensor has licensed to a third party the right to use a Trademark in connection with cosmetic products, Licensee may use the Trademarks on those cosmetic products approved by Licensor which are included as a gift with purchase of Licensed Products.

         3. TERRITORY. As used in this Agreement, "Territory" means and includes every country in the world.

         4. TERM. The term of this Agreement (the "Term") shall commence on the date hereof (the "Commencement Date"), and shall be for a period of 5 years, unless earlier terminated pursuant to the terms of this Agreement (as so extended or earlier terminated, the "Term"). Each calendar year during the Term shall be referred to herein as a "Year". The first "Year" of this Agreement for the CARA MIA brand, shall commence on the Commencement Date of this agreement and shall expire on December 31, 2008.

         5. ROYALTY.

                  (a) ROYALTY PAYMENTS.

                  Licensee shall pay Licensor the following Royalty Payment ("RP") during each year of the Term:

                  (b) ROYALTY PAYABLE.



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                  Licensee shall pay Licensor Thirty percent (30%) of the
Licensee's Net licensing revenues (30% licensor / 70% licensee) on all products licensee sells, licenses and or directly distributes.

         6. GUARANTEED MINIMUM NET SALES.

         During each Year, Licensee shall attain Net Sales of the Licensed Products ("Guaranteed Minimum Net Sales") equal to Two Hundred Fifty Thousand Dollars ($250,000.) Notwithstanding the foregoing, if Licensee has ceased licensing or selling the Brand during a two year (2) aggregated period and after 30 days notice to cure from Licensor, Licensee shall have 90 days to either resume sales of the Brand or return to Licensor all rights associated with the Trademark. Licensee will however continue to remit the guaranteed minimum royalties of Two Hundred Thousand Dollars or risk loosing the rights herein if default is not cured after the 90 days notice has expired.

         7. COMMENCEMENT OF DISTRIBUTION.

         Licensee shall use its best efforts to commence distribution of the Licensed Products no later than October 2003 or thereafter.

         8. PURCHASE PRICE.

         Buyer/Licensee agrees to purchase all the rights to the design and development of the Cara Mia skin care product line from Seller/Licensor. The intrinsic value of the Cara Mia brand design and development of the skin care line has been agreed to be not less than $500,000. as of April 1st 2003. Upon the execution of this Agreement, Seller/Licensor shall receive 2.5 million shares of licensee's preferred convertible stock as payment for the design and product development rights only, or $500,000 in cash payment/ It is expressly agreed to by Buyer/Licensee and Seller/Licensor, that the Brand of Cara Mia is not included in the sale portion of this agreement.

         9. OPTION TO BUY-OUT THE BRAND.

         Licensee may exercise his option to buy-out the Cara Mia Skin Care line any time during term of this agreement for a cash payment of One Million Five Hundred Thousand Dollars ($1,500,000.). This option can only be exercised by Licensee as long as Licensee is in full compliance with RP and the terms of this agreement.

         10. EXPIRATION/TERMINATION OF MANUFACTURER'S AGREEMENT.

         LICENSOR shall have the absolute right to require that LICENSEE terminate its relationship with any subcontractor who, in the sole discretion of LICENSOR, is behaving in a manner materially detrimental to LICENSOR. Upon the expiration or termination of any Manufacturer's Agreement, LICENSEE shall cause the subcontractor there under to immediately cease the manufacture of Products and to fully perform and observe its obligations under the Manufacturer's Agreement and under this Agreement with respect to such expiration or termination.




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         11. RIGHT TO INSPECT FACILITIES.

         LICENSEE shall endeavor to ensure that LICENSOR shall have the right, upon seventy-two (72) hours advance notice during normal business hours, to inspect all facilities utilized by LICENSEE and its subcontractors and suppliers in connection with the manufacture, storage or distribution of Products, and to examine Products in the process of manufacture and all documents and records related thereto.

         12. CONSULTATION.

         Upon request by LICENSOR, LICENSEE shall make its personnel and the personnel of any of its subcontractors, suppliers and other resources available by appointment during normal business hours for consultation with LICENSOR and its agents, sub-contractors, factory(ies) or representatives.

                  (a) Supervision by and Responsibility of LICENSEE. LICENSEE shall be responsible for supervising and controlling the acts of its own factory(ies) and of its manufacturing subcontractors to prevent the manufacturing or sale of Products that is not expressly authorized by LICENSOR. If LICENSOR determines that LICENSEE permitted its own employees or a subcontractor to manufacture or sell Products without the authorization of LICENSOR, or that LICENSEE knew about such manufacture or sale, LICENSEE shall immediately terminate its relationship with said factory or subcontractor for contracts related to the manufacture of Licensed Products that have not been placed into production. Additionally any further business for Licensed Products will be at the sole subjective approval of LICENSOR.

                  12.1 OWNERSHIP. LICENSEE acknowledges that Omniscent is the exclusive owner of the Trademarks and of the IP Rights and that all of LICENSEE's uses of the Trademarks and the IP Rights shall inure to the exclusive benefit of both Omniscent as owner of the Trademark and LICENSOR.

                  12.2 REGISTRATION. LICENSEE shall cooperate fully and in good faith with LICENSOR for the purpose of securing and preserving LICENSOR's rights in and to the Trademarks and IP Rights, including, without limitation, in the execution, submission and prosecution of any trademark, service mark, copyright or patent applications and similar applications for registration which LICENSOR may desire to submit at any time and from time to time. LICENSEE shall not directly or indirectly submit any application to register the Trademarks for the Products or any other products or services, or for any other trademark or service mark, copyright, design right or invention of LICENSOR, without the prior written approval of LICENSOR.

                  12.3 ASSIGNMENT OF RIGHTS. LICENSEE shall disclose and freely make available to LICENSOR any and all developments or improvements it makes to the Products, the Trademarks, or the IP Rights. This Agreement shall constitute an assignment of all such developments and improvements to LICENSOR. If any application must be made by LICENSEE or any third party which may have created the designs of Products hereunder, LICENSEE agrees to, and does hereby, assign, and agrees to cause such third party to assign to LICENSOR, any and all right, title and interest in all such applications and the resulting registrations or patents, as the case may be. If requested by LICENSOR, LICENSEE shall make, procure and execute, and cause to be made, procured and executed,



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all assignments and/or all other agreements, documents or instruments determined by LICENSOR to be necessary or advisable to vest ownership of the Trademarks and IP Rights in LICENSOR. Additionally, LICENSEE hereby grants, and agrees to cause the appropriate third party to grant to LICENSOR an irrevocable power of attorney, on behalf of LICENSEE or such third party, as the case may be, to execute any and all Trademarks and/or IP Rights applications, and other related documentation that LICENSOR determines are necessary or advisable in connection with the Trademarks and IP Rights.

                  12.4 PROHIBITED ACTS. LICENSEE shall not, directly or indirectly claim ownership of the Trademarks or the limited IP Rights; and

                           (a) permit the use of the Trademarks or the limited IP Rights in such a way as to give the impression that they are the property of LICENSEE; and

                           (b) use the Trademarks or the limited IP Rights or any confusing trademark in any manner not expressly authorized by LICENSOR; and

                           (c) engage in any activity that will contest, dispute, dilute or otherwise impair the right, title, interest or goodwill of LICENSOR in the Trademarks, including, without limitation, any action to prevent or cancel any registration of the Trademarks; and

                           (d) use the Trademarks in any manner that is not necessary or beneficial for the manufacture or distribution of the Products; and

                           (e) use any trademarks other than the Trademarks in connection with the manufacture, promotion and distribution of the Products or associate the Trademarks or the IP Rights with any other name, trademark, service mark, character or personality; and

                           (f) use the Trademarks as part of LICENSEE's corporate or commercial name unless expressly permitted by LICENSOR in writing; or

                           (g) contest the fact that LICENSEE's rights under this Agreement are solely those of a licensee and, subject to the provisions of
                                    Section 17 cease upon valid termination or expiration of this Agreement.

                  12.5 MISUSE. LICENSEE shall cooperate fully and promptly with LICENSOR, at LICENSOR's expense, in the protection of LICENSOR's rights to the Trademarks and the IP Rights in the Territory and in any jurisdiction where the Products are either manufactured or sold. LICENSEE, at expense of LICENSOR, shall take temporary immediate preemptive action to stop any minor infringement or other misuse of the



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Trademarks or the IP Rights in connection with any
Products or services. LICENSEE will endeavor to promptly notify Licensee to the extent that senior officers become aware of the same. Additionally LICENSEE will endeavor to notify LICENSOR immediately by telephone and facsimile of any and all cases of misuse of the Trademarks and IP Rights and cases of diversion of the Products.

                  12.6 COMPLIANCE WITH RULES OF LICENSOR. LICENSEE shall place appropriate notices reflecting ownership of designed products that specifically contained identified IP Rights by LICENSOR, on all plans, packaging tags, labels and Advertising and promotional materials in the manner requested by LICENSOR. LICENSOR may promulgate, from time to time, rules and amendments thereto, relating to use of the Trademarks and the IP Rights, and LICENSEE shall comply with all such rules and amendments. Such rules and amendments shall be effective upon receipt thereof by LICENSEE.

         13. TRADE SECRETS AND CONFIDENTIALITY

                  A confidential relationship is created by this Agreement. Except in connection with their respective rights and obligations under this Agreement, LICENSOR, LICENSEE and their respective affiliates, employees, attorneys and accountants shall keep confidential and not take or use for its or their own purpose Trade Secrets of the other or the terms of this Agreement, unless with the prior written consent of the other party hereto, or as may be required by law, or in connection with regulatory or administrative proceedings and only then with reasonable advance notice of such disclosure to the other party hereto.

         14. PAYMENTS AND REPORTS

                  ADVANCE. In consideration for the rights granted by LICENSOR hereunder, LICENSEE shall pay to LICENSOR upon execution of this Agreement the non-refundable amount of US$60,000.00 (30% of $200,000 advance) either, in cash or in registered shares, of Licensee's Stock or a combination of both cash and registered stock. Stock price shall be set at the average closing price of 30 days preceding the date of this agreement, which shall be applied as a credit against the Royalty for the first Contract Year. Any remaining balance will carry forward to the Second Contract Year.

                  14.1 ROYALTY BASIS. The Trademark Royalty shall be calculated on the basis of the respective receipt of royalties and or sales of the Products, regardless of whether LICENSEE sells Products to independent wholesalers, distributors, retailers or licensing income. Arms' length transactions or LICENSEE sells Products to any of its affiliates or to itself. All related party sales shall be stated separately for the relevant period. A Product shall be considered "sold" upon the date when such Product is invoiced, shipped or paid for, whichever event occurs first. Sales of all Products are subject to payment of the Trademark Royalty. Sales of products embodying an IP Right, but not bearing the Trademarks are subject to the same royalty rate set forth herein.

                  14.2 OTHER RIGHTS UNAFFECTED. It is understood and agreed that termination of this Agreement by LICENSOR on any ground shall be without prejudice to any other rights or remedies that LICENSOR may have.



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                  14.3 TERMINATION OPTION FOR MATERIAL BREACH. Except as
otherwise provided in this Agreement, if LICENSEE breaches any of its obligations under this Agreement, LICENSOR may terminate this Agreement by giving a notice of breach to LICENSEE. Termination will become effective automatically unless LICENSEE completely cures the breach within thirty (30) days after the giving of such notice.

                  14.4 TERMINATION OPTION/CHANGE OF OWNERSHIP. The parties mutually acknowledge that this Agreement is being entered into based upon Licensor's evaluation of and reliance upon the current ownership, management and control of LICENSEE. Exhibit E is a list of the current management team of Michael Wellikoff as Chairman of Licensee and Lucien Lallouz, Officer and key executive of Licensee and the fact that licensee is a publicly traded company on the American Stock Exchange (NMC). On the basis of the information provided by LICENSEE to LICENSOR, LICENSOR has determined that current management of LICENSEE has the technical, marketing and sales expertise and sensitivity to Licensor's unique image and to the goodwill represented by the Trademarks, all of which are necessary to carry out the purposes of this Agreement. If any key executive listed herein leaves the employment of LICENSEE, and that executive's absence has a material adverse effect on LICENSOR, LICENSOR shall have the right to terminate this Agreement, unless prior written consent of LICENSOR has been granted which consent will not be unreasonably withheld. Neither this Agreement nor any of the LICENSEE'S rights hereunder are assignable by LICENSEE, without the prior written consent of LICENSOR which consent will not be unreasonably withheld.

                  14.5 TERMINATION OPTION/ADDITIONAL CAUSES. LICENSOR may terminate this Agreement immediately WITHOUT ANY RIGHT TO CURE if any of the following events occur:

                           (a) LICENSEE merges or consolidates with or into any other unaffiliated corporation, or directly or indirectly sells or otherwise transfers, sells or disposes of all or a substantial portion of its business or assets; and

                           (b) The Net Sales for any Contract Year for the Territory do not equal at least seventy five percent (75%) of the Minimum Net Sales required in the Territory for such Contract Year.

                           (c) LICENSEE intentionally reports materially incorrect or false manufacturing, sales or financial information; and

                           (d)      LICENSEE is declared bankrupt or is
                                    dissolved either compulsorily or
                                    voluntarily, or a petition is presented or an order is made or an effective resolution is passed or analogous proceedings are taken for bankruptcy, dissolution, composition, concordance, reorganization or winding-up of LICENSEE, or if LICENSEE convenes a meeting for the purpose of making, or proposes or enters into, any arrangement or composition for the benefit of its creditors, or if an encumbrances takes possession of, or a receiver or other similar officer is appointed for, the whole or any part of the assets or undertakings of LICENSEE, or if LICENSEE stops



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                                    payment to its creditors generally, or
                                    ceases or threatens to cease to carry on its business or any substantial part thereof, or becomes insolvent or unable to pay or discharge its liabilities in the ordinary course of business, or if LICENSEE assigns the whole or any substantial part of its assets or undertakings for the benefit of creditors; and

                           (e) A manufacturing subcontractor retained by LICENSEE manufactures or sells Products without the express authorization of LICENSOR and LICENSEE consented to, and

                           (f)      N/A

                           (g) LICENSEE fails to timely present for sale to the trade a representative collection of each seasonal collection of the Products or LICENSEE fails to timely ship to its customers a minimum of seventy percent (70%) of the orders of the Products it has accepted; or

                           (h) Any other agreement between LICENSOR and LICENSEE is terminated or expires.

                  14.6 NO ASSIGNEE. No assignee for the benefit of creditors, receiver, liquidator, sequestrator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of Licensee's assets or business shall have any right to continue the performance or rights of LICENSEE under this Agreement.

         15. ARBITRATION.

         Any unresolved dispute or controversy arising under or in connection with this Agreement (or any termination thereof) shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Miami-Dade County, Florida, in accordance with the rules of the American Arbitration Association then in effect. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The prevailing party shall receive and the unsuccessful party shall pay the reasonable fees and expenses of any arbitration proceeding in connection with this Agreement.

         16. GOVERNING LAW.

         This Agreement shall in all respects be construed according to the laws of the State of Florida.

         17. HEADINGS.

         The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define, or limit the extent or intent of the Agreement or of any part hereof.




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                  17.1 NOTICES. Addresses for notices:

                  To Licensee:                 To Licensor:

                  Michael B. Wellikoff,
                  Interim Chairman                 Sharon Lallouz, President
                  Nimbus Group, Inc                and Chief Executive Officer
                  2999 N.E. 191st Street           Omniscent Corp.
                  Suite 805                        2000 Island Blvd. Suite 2005
                  Aventura, Fl. 33180              Aventura, Fl. 33160
                  Phone: (305) 792-4220            Phone: (305) 937-4161
                  Fax:   (305) 692-3709            Fax:   (305) 957-4161






         IN WITNESS WHEREOF, the parties have executed this Agreement on the date stated above.








BUYER /LICENSEE:                            SELLER/ LICENSOR:






By: /s/ Michael B. Wellikoff                By: /s/ Sharon Lallouz
    ----------------------------------          --------------------------------
    Nimbus Group Inc.                           Sharon Lallouz, CEO





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                                   AMENDMENT

         This is an amendment to that certain Acquisition Agreement (the "Agreement") between Nimbus Group, Inc. (the "Company") and Omniscent Corp.

         WHEREAS, the Agreement was entered into by the parties on May 19, 2003;

         WHEREAS, it is necessary to modify the Agreement as provided for herein.

         NOW, THEREFORE, the parties agree as follows:

         1. Closing. The closing date for the acquisition shall be January 31, 2004.

         2. Termination. The Company, at its sold option, shall have the absolute right to terminate the Agreement without liability, except for the payment of royalties, if any, with respect to the Cara Mia product.

         3. Amendment. Except as provided for herein, the Agreement shall, in all respects, survive the Amendment.

         This Amendment is made this _____ day of December, 2003, effective May 19, 2003.


NIMBUS GROUP, INC.                      OMNISCENT CORP.


By:                                     By:
   --------------------------------        ------------------------------------